Exhibit 21

SUBSIDIARIES

Innkeepers USA Trust, a Maryland real estate investment trust (the “Company”), operates principally through two entities, (i) Innkeepers Financial Corporation, a Virginia corporation (“IFC”), which is a wholly-owned subsidiary of the Company, and (ii) Innkeepers USA Limited Partnership, a Virginia limited partnership (the “Partnership”), of which IFC is the sole general partner. Each of the Company’s wholly-owned hotels is held by (a) the Partnership, (b) a subsidiary limited partnership that is owned 99% by the Partnership and 1% by either the Company directly or a corporation that is wholly-owned by the Company or (c) a limited liability company (“LLC”) that is owned by the Partnership (subject to carried profits interests held by others in the case of the LLCs that own the Ft Walton Beach, FL Sheraton Four Points, Valencia, CA Embassy Suites and Louisville, KY Hampton Inn hotels). Each of the Company’s wholly-owned hotels is leased by its owner to a corporation or LLC wholly-owned by an incorporated holding company owned 100% by the Partnership (the “Holding Company”). One joint venture hotel is (1) owned by an LLC in which another LLC wholly-owned by the Partnership owns a 49% interest and (2) leased to an LLC in which another LLC wholly-owned by the Holding Company owns a 49% interest. The following table lists all of the subsidiaries of the Company (other than IFC and the Partnership):

Innkeepers Financial Corporation II

Innkeepers Financial Corporation III

Innkeepers Financial Corporation IV

Innkeepers Financial Corporation V

Innkeepers Financing Partnership, L.P.

Innkeepers Financing Partnership II, L.P.

Innkeepers Financing Partnership III, L.P.

Innkeepers Financing Partnership IV, L.P.

KPA Valencia, LLC

KPA Ft. Walton, LLC

Innkeepers Residence Addison, Inc.

Innkeepers Residence Addison, L.P.

Innkeepers Residence Arlington, Inc.

Innkeepers Residence Arlington, L.P.

Innkeepers Residence Atlanta-Downtown, Inc.

Innkeepers Residence Atlanta-Downtown, L.P.

Innkeepers Residence Denver-Downtown, L.P.

Innkeepers Residence East Lansing Inc.

Innkeepers Residence East Lansing L.P.

Innkeepers Westchester, L.P.

KPA Louisville, LLC

Innkeepers Residence Grand Rapids, Inc.

KPA Leaseco, Inc.

KPA Leaseco III, Inc.

KPA Leaseco V, Inc.

KPA First, LLC

KPA HI Ontario, LLC

KPA Ontario Lessee, LLC

KPA HS Anaheim, LLC

KPA Anaheim Orange Lessee, LLC

KPA RIGG, LLC

KPA RIGG Lessee, LLC

KPA RIMV, LLC

KPA RIMV Lessee, LLC

Innkeepers Residence Grand Rapids, L.P.

Innkeepers Residence Portland, Inc.

Innkeepers Residence Portland, L.P.

Innkeepers Residence San Mateo, Inc.

Innkeepers Residence San Mateo, L.P.

Innkeepers Residence Shelton, Inc.

Innkeepers Residence Shelton, L.P.

Innkeepers Residence Sili I, L.P

Innkeepers Residence Sili II, Inc.

Innkeepers Residence Sili II, L.P.

Innkeepers Residence Wichita East, L.P.

Innkeepers RI Altamonte, Inc.

Innkeepers RI Altamonte, L.P.

Innkeepers RI General, Inc.

Innkeepers RI General, L.P.

Innkeepers RI Northwest, Inc.

Innkeepers RI Northwest, L.P.

Innkeepers Schaumburg, L.P.

Innkeepers Summerfield General, L.P.

Innkeepers Summerfield General II, L.P.

Innkeepers Sunrise Tinton Falls, L.P.

Innkeepers Rockville LLC

KPA Leaseco II, Inc.

KPA Leaseco IV, Inc.

KPA Leaseco Holding Inc.

Innkeepers Morristown, LLC

KPA San Antonio, LLC

KPA Tysons Corner RI, LLC

KPA Washington DC, LLC

KPA Mex 1, LLC

KPA Mex 2, LLC

Innkeepers Optima, S. de R.L. de CV

KPA Raleigh, LLC

KPA Raleigh Leaseco, LLC